UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/09/2015

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 9, 2015, Stepan Company ("Stepan") issued a press release announcing that it signed a long-term supply agreement with The Sun Products Corporation ("SUN") to supply SUN's anionic surfactant requirements for laundry in North America.  The agreement is expected to begin in the third quarter of 2015.  In addition, Stepan also announced that it reached an agreement to purchase select assets from SUN's Pasadena, Texas manufacturing site.  As part of this agreement, Stepan also received an exclusive two month real estate purchase option on SUN's property located in Pasadena, Texas.  The sale is expected to close in the third quarter of 2015 and is subject to customary closing conditions.  Financial terms of both transactions were not disclosed.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d)  Exhibits

       Exhibit Number: 99.1

       Description: Press Release of Stepan Company dated July 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: July 13, 2015	By:	/s/ Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Stepan Company dated July 9, 2015